Amendment of Non-Fundamental Investment Policies

Resolutions for ESD
RESOLVED:	That to be effective September 15, 2007, the Fund
hereby creates the following new investment
policy:
The Fund may invest in dollar
rolls.
RESOLVED:	That to be effective September 15, 2007, the Fund
hereby (a) removes the following current
investment policy:
The Fund usually will attempt to
maintain a portfolio with a
weighted average credit quality
rated between Baa2 and B3 by
Moody?s or between BBB and B- by
S&P.
and (b) creates the following new investment
policy:
The Fund usually will attempt to
maintain a portfolio with a
weighted average credit quality
rated B3 or above by Moody?s or B-
or above by S&P or equivalent
rating by any nationally recognized
statistical rating organization.
RESOLVED:	That to be effective September 15, 2007, the Fund
hereby (a) removes the following current investment policy:
Debt securities of emerging market
issuers of the type in which the
Fund will invest at least 80% of
its Managed Assets are generally
considered to have a credit quality
rated below investment grade by
internationally recognized credit
rating organizations such as
Moody?s and S&P.
		and (b) creates the following new
investment policy:
	The Fund will invest at least 80%
of its Managed Assets in debt
securities of issuers in emerging
market countries.